Exhibit 10.1

TEXAS CAPITAL BANK, A TEXAS STATE BANK

MASTER EQUIPMENT FINANCE LOAN AND SECURITY AGREEMENT

THIS MASTER EQUIPMENT FINANCE LOAN AND SECURITY AGREEMENT (as it may be amended, restated or modified from time to time, the “Agreement”) is entered into as of July 14, 2026, by and between TEXAS CAPITAL BANK, A TEXAS STATE BANK, (the “Bank”) and OPTEX SYSTEMS HOLDINGS, INC., a Delaware Corporation and OPTEX SYSTEMS, INC., a Delaware Corporation (collectively the “Borrower”).

1. COLLATERAL AND OBLIGATIONS

1.1 For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, intending to be legally bound, hereby promises to pay to Bank any and all amounts provided for herein and as set forth on each Schedule to this Agreement hereunder (each a “Schedule” and collectively, the “Schedules”) and grants a security interest in and assigns, transfers and sets over to the Bank and to the successors and assigns thereof, the goods specified in each Schedule (or any related document) wherever located, and any and all proceeds thereof, insurance recoveries, and all replacements, additions, accessions, accessories and substitutions thereto or therefor (hereinafter called the “Collateral”). The Borrower may have elected to finance certain licensed software and/or services, including but not limited to training, installation, maintenance, custom programming, technical consulting and support services (which are included in the term “Collateral” unless separately stated). The security interest granted hereby is to secure payment of each, any and all indebtedness and liabilities of Borrower to Bank or any affiliate of the Bank, or both, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, matured, unmatured, joint, several, or joint and several, including, without limitation, the indebtedness and liabilities under this Agreement and each Schedule, the other Financing Documents, all hedge and swap obligations, any cash management or treasury services agreements, overdrafts, Automated Clearing House obligations, all other agreements with the Bank or any affiliate of the Bank, and all other financial accommodations which could be considered a liability under GAAP, or other method of accounting acceptable to the Bank, and all renewals, extensions, modifications, and amendments thereof, or any part thereof, and all interest accruing thereon (whether a claim for post filing or post-petition interest is allowed in any bankruptcy, insolvency, reorganization or similar proceeding) and all fees and expenses incurred in the administration, enforcement or collection thereof (including, but not limited to, attorney’s fees) (“Indebtedness”) and any and all of the covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by the Borrower and to the Bank or any affiliate of the Bank, or both, now existing or hereafter arising (“Obligations”). Each Schedule shall constitute a separate financing of Collateral incorporating the terms hereof, but all Collateral under any and each Schedule shat secure all Indebtedness and Obligations. This Agreement is not an agreement or commitment by the Bank or the Borrower to enter into a Schedule. The Bank shall have no obligation to accept, execute or enter into any Schedule or to provide any financial accommodations to the Borrower and no Schedule shall be binding on the Bank unless and until executed by the Bank.

1.2 Joint and Several Liability; Payment Terms. In the event there is more than one Borrower, all obligations shall be joint and several obligations of all Borrowers regardless of the source of Collateral or the particular Borrower with which the obligation originated, and each Borrower waives any suretyship defenses that it might raise with respect to any other Borrower. Interest shall be calculated on the basis of a 360-day year. All payments on any Schedule hereunder shall be made in lawful money of the United States at such address as the Bank may designate to the Borrower in writing from time to time. In no event shall any Schedule hereunder be enforced in excess of the lawful Maximum Rate. Should interest contracted for, charged, received, or collected exceed such rate, the provisions of Paragraphs 5.9 and 5.10 shall govern. In such event, the Borrower agrees that the Bank shall not be subject to any penalties for contracting for, charging, receiving, or collecting interest in excess of the lawful Maximum Rate. If any such payment is made by check or automatic withdrawal and such payment is returned to the bank for any reason, including without limitation, insufficient funds in the Borrower’s account, then the Borrower shall be assessed a service charge equal to the lesser of $25.00 or the lawful maximum permitted by applicable law, in addition to any other late charge or any other fee which may be applicable.

1.3 Late Charge. If any installment remains overdue for more than ten (10) days, the Borrower hereby agrees to pay on demand, as a late charge, an amount equal to the lesser of (i) five percent (5%) of each such installment and (ii) the maximum percentage of any such installment permitted by applicable law as a late charge. The Borrower agrees that the amount of such late charge represents a reasonable estimate of the cost to the Bank of processing a delinquent payment and that the acceptance of any late charge shall not constitute a waiver of default with respect to the overdue amount or prevent the Bank from exercising any other available rights and remedies.

1.4 Cross-Collateralization and Cross-Default. The Bank contemplates that the Bank may have engaged or may, from time to time, engage in various loan transactions with one or more of the Borrowers and from time to time other circumstances may arise in which a Borrower becomes obligated to the Bank, including transactions of a type that are very different from the transactions evidenced by the Financing Documents, including by Schedules, advances, overdrafts, bookkeeping entries, guaranty agreements, deeds of trust, or any other method or means (each a “Loan Obligation”). Unless otherwise agreed in writing, each Borrower agrees that all such transactions shall be secured by the Collateral, and that the Indebtedness and Obligations arising under this Agreement and the other Financing Documents shall be secured by any collateral granted in connection with such Loan Obligation. Unless otherwise agreed in writing, if any default occurs under any Loan Obligation, then the Bank may declare an Event of Default and an Event of Default shall be a default under such Loan Obligation. Bank’s failure to exercise cross-defaults shall not constitute a waiver by Bank of such right.

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2. WARRANTIES AND COVENANTS OF THE DEBTOR: The Borrower hereby represents, warrants and covenants that:

2.1 Business Organization Status and Authority. (i) the Borrower is duly organized, validly existing and in good standing under the laws of the state of its formation or organization and is qualified to do business in all states and countries in which such qualification is necessary; (ii) the Borrower has the lawful power and authority to own its assets and to conduct the business in which it is engaged and to execute and comply with the provisions of this Agreement, any lien subordination agreements, any other lien or security documents, any secured hedge agreements, and any other related agreements, instruments, and documents, including any amendments, modifications, extensions, renewals, or restatements of any of the foregoing, (collectively, the “Financing Documents”); (iii) the execution and delivery of the Financing Documents have been duly authorized by all necessary action, and the Financing Documents constitute valid, legal and binding agreements, enforceable in accordance with their terms; (iv) no authorization, consent, approval, license or exemption of, or filing or registration with, any or all of the owners of the Borrower or any governmental entity or authority was, is or will be necessary to the valid execution, delivery, performance or full enforceability of the Financing Documents. Except as specifically disclosed to the Bank, the Borrower utilizes no trade names in the conduct of its business and has not changed its name, state of formation or organization, or location within the past five years. The Borrower shall not change its name, state of organization, location, chief executive office, or residence without providing at least 30 days prior written notice to the Bank. The Borrower shall give written notice to the Bank within 30 days of any termination or revocation of the Borrower’s existence by its state of formation or organization.

2.2 No Merger or Division; Prohibition on Transfer of Assets. The Borrower shall not consolidate or merge with or into any other entity, enter into (or agree to enter into) any Division/Series Transaction, or permit any of its subsidiaries to enter into (or agree to enter into), any Division/Series Transaction (defined below), liquidate or dissolve, unless the Bank, in its sole discretion, shall give its prior written consent and the surviving, or successor entity or the transferee of such assets, as the case may be, shall assume, by a written instrument which is legal, valid and enforceable against such surviving or successor entity or transferee, all of the obligations of the Borrower to the Bank or any affiliate of the Bank or distribute, sell, lease, transfer or dispose of the Collateral or all of its other properties or assets or any substantial portion thereof unless the Bank, in its sole discretion, shall give its prior written consent. No event shall occur which causes or results in a transfer of majority ownership of the Borrower while any obligations are outstanding hereunder. “Division/Series Transaction” means, any Borrower and/or any of its subsidiaries that is a limited liability company formed under the laws of the State of Delaware, that (a) divides into two or more persons (whether or not the original Borrower or subsidiary thereof survives such division) or (b) creates, or reorganizes into, one or more series, in each case, as contemplated under the laws of the State of Delaware.

2.3 No Violation of Covenants or Laws. The Borrower is not party to any agreement or subject to any restriction which materially and adversely affects its ability to perform its obligations under the Financing Documents. The execution of and compliance with the terms of the Financing Documents does not and will not (i) violate any provision of law, or (ii) conflict with or result in a breach of any order, injunction, or decree of any court or governmental authority or the formation documents of the Borrower, or (iii) constitute or result in a default under any agreement, bond or indenture by which the Borrower is bound or to which any of its property is subject, or (iv) result in the imposition of any lien or encumbrance upon any of the Borrower’s assets, except for any liens and security interests created under the Financing Documents.

2.4 Accurate Information. All information submitted to the Bank is accurate and complete. All financial information submitted to the Bank in regard to the Borrower or any shareholder, officer, director, member, or partner thereof, or any guarantor of any of the obligations thereof, was prepared in accordance with United States generally accepted accounting principles, consistently applied, and fairly and accurately depicts the financial position and results of operations of the Borrower or such other person, as of the respective dates or for the respective periods, to which such information pertains. The Borrower had good, valid and marketable title to all the properties and assets reflected as being owned by it on any balance sheet of the Borrower submitted to the Bank as of the date thereof.

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2.5 Judgments; Pending Legal Action. There are no judgments outstanding against the Borrower, and there are no actions or proceedings pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any of its properties in any court or before any governmental entity which, if determined adversely to the Borrower, would result in any material adverse change in the business, prospects, properties or assets, or in the condition, financial or otherwise, of the Borrower or would materially and adversely affect the ability of the Borrower to satisfy its obligations under the Financing Documents or adversely affect the Collateral.

2.6 No Breach of Other Agreements; Compliance with Applicable Laws. The Borrower is not in breach of or in default under any loan agreement, indenture, bond, Schedule or other evidence of indebtedness, or any other material agreement or any court order, injunction or decree or any lien, statute, rule or regulation. The operations of the Borrower comply with all laws, ordinances and governmental rules and regulations applicable to them. The Borrower has filed all federal, state and municipal income tax returns which are required to be filed and has paid all taxes as shown on said returns and on all assessments billed to it to the extent that such taxes or assessments have become due. The Borrower does not know of any other proposed tax assessment against it or of any basis for one. The Borrower shall not directly or indirectly, use the proceeds of any Loan Obligation, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, to fund any activities of or business with any individual or entity or other person, or in any country or territory to the extent that such country or territory itself is the subject of any Sanction (each a “Designated Jurisdiction”), that, at the time of such funding, is the subject of Sanctions, or in any other manner that shall result in a violation by any individual or entity of Sanctions.

2.7 Sale Prohibited. The Borrower shall not sell, dispose of or offer to sell or otherwise transfer the Collateral or any interest therein without the prior written consent of the Bank.

2.8 Location of Collateral. The Collateral shall be kept primarily at the location(s) shown on the Schedules hereunder (unless the Collateral is mobile, in which case it may be moved in the ordinary course of business), and the Borrower shall give prompt written notice to the Bank of any change in the location or locations of the Collateral. Notwithstanding the foregoing, the Collateral shall not be moved outside the United States without the Bank’s prior written consent.

2.9 Collateral not a Fixture. The Collateral is not attached, and the Borrower shall not permit the Collateral to become attached, to real estate in such a way that it would be considered part of the realty or designated a fixture. Notwithstanding any presumption of applicable law, and irrespective of any manner of attachment, the Collateral shall not be deemed real property but shall retain its character as personal property. However, the Borrower shall, at the option of the Bank, furnish the Bank with waiver(s) in recordable form, signed by all persons having an interest in the real estate, of any interest in the Collateral which is or might be deemed to be prior to the Bank’s interest.

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2.10 Perfection of Security Interest. Except for (i) the security interest granted hereby and any other security interest granted to the Bank and (ii) any other security interest previously disclosed by the Borrower to the Bank in writing, the Borrower is the owner of the Collateral free from any adverse lien, security interest or encumbrance. The Borrower shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein. At the request of the Bank, the Borrower shall execute, acknowledge and deliver to the Bank any document or instrument required by the Bank to further the purposes of the Financing Documents. The Borrower hereby authorizes and ratifies the Bank’s filing of any financing statement(s) and naming of the Bank as lienholder on any vehicle title(s), as needed to perfect the Bank’s interest in the Collateral, including (without limitation) any fixture filings and any amendments and continuation statements thereto pursuant to the Uniform Commercial Code, in form satisfactory to the Bank and the Borrower agrees to pay the cost of filing the same in all public offices where filing is deemed by the Bank to be necessary or desirable.

2.11 Insurance; Loss or Damage. Unless otherwise agreed, the Borrower shall have and maintain insurance from financially sound carriers at all times with respect to all Collateral against damage and other risks with such coverage and containing such terms, in such form, for such periods and written by such companies as shall be satisfactory to the Bank; each insurance policy shall name the Bank as lender’s loss payee and shall be payable to the Bank and the Borrower as their interests may appear and shall provide a minimum of ten days’ advance written notice to the Bank of a cancellation or a modification of the Borrower’s insurance policy(s). The Borrower shall furnish the Bank with certificates or other evidence satisfactory to the Bank of compliance with the foregoing insurance provisions. If any Collateral is totally destroyed, all liabilities of the Borrower shall, at the option of the Bank, become immediately due and payable, less the amount of any recovery received by the Bank from any insurance or other source.

2.12 Use of the Collateral. The Borrower shall use the Collateral for business purposes only and operate it by qualified personnel in accordance with applicable manufacturers’ and regulatory maintenance and performance standards. The Borrower shall adhere to reasonable practices for the Borrower’s industry and the type of Collateral, for security against terrorism and other risks. The Borrower shall keep the Collateral free from any adverse lien or encumbrance (and shall promptly notify the Bank of any attachment of any such lien or any seizure or levy) and in good working order, condition and repair and shall not waste or destroy the Collateral or any part thereof; the Borrower shall keep the Collateral appropriately protected from the elements, and shall furnish all required parts and servicing (including any contract service necessary to maintain the benefit of any warranty of the manufacturer); and the Borrower shall not use the Collateral in violation of any statute, ordinance, regulation or order. The Bank may examine and inspect the Collateral and any and all books and records of the Borrower during business hours at any time; such right of inspection shall include the right to copy the Borrower’s books and records and to converse with the Borrower’s officers, employees, agents, and independent accountants.

2.13 Taxes and Assessments. The Borrower shall pay promptly when due all taxes, assessments, levies, imposts, duties and charges, of any kind or nature, imposed upon the Collateral or for its use or operation or upon this Agreement or upon any instruments evidencing the obligations.

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2.14 Financial Statements; Books and Records. The Borrower shall comply, or cause compliance with, each covenant set forth below:

(a) Annual Financial Statements. Within 120 days after the last day of each fiscal year, audited, by a certified public accountant acceptable to Bank, financial statements showing its financial position and results of operations as of, and for the year ended on, such last day, together with (i) the unqualified opinion of such certified public accountant that such financial statements present fairly, in all material respects, its financial position as of the last day of such fiscal year and the results of its operations and the cash flow for the fiscal year then ended in conformity with generally acceptable accounting principles consistently applied (“GAAP”) and with no exceptions, inconsistencies, or uncertainties described or disclosed therein; and (ii) the certificate of its chief financial officer that all of such financial statements present fairly its financial position as of the last day of such fiscal year and the results of its operations and its cash flow for the fiscal year then ended in conformity with GAAP. Each such financial statement shall contain at least a balance sheet as at the end of such fiscal year and statements of income, cash flow, retained earnings, and contingent liabilities.

Unless otherwise accepted by the Bank, each financial statement submitted to the Bank shall be prepared in accordance with United States generally accepted accounting principles consistently applied (“GAAP”) and shall fairly and accurately present the Borrower’s financial condition and results of operations for the period to which it pertains. The Borrower shall maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP, or other method of accounting acceptable to the Bank, shall be made of all dealings and transactions in relation to its business and activities. There are and shall be no material liabilities, direct or indirect, fixed or contingent, as of the date of each such financial statement which are not reflected therein or in the notes thereto. Neither Borrower nor any of its subsidiaries has or will have any material debt, other contingent liabilities, liabilities for taxes, any long-term lease obligations or unusual forward or long-term commitments, or any hedge agreement or other transaction or obligation in respect of derivatives, that are not reflected in its most recent financial statements delivered to Bank

2.15 Foreign Assets Control Regulations and Anti Money Laundering. The Borrower, and its subsidiaries and affiliates, is and will remain in compliance in all material respects with all United States economic sanctions laws, Executive Orders and implementing regulations as promulgated by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. Neither the Borrower nor its subsidiaries, affiliates, nor any director, officer, employee, agent, affiliate or representative is an individual or entity that is, or is owned or controlled by any individual or entity that is, (a) currently the subject or target of any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority and other similar anti-corruption legislation in other jurisdictions (“Sanction(s)”), (b) a person designated by the United States government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a United States Person cannot deal with or otherwise engage in business transactions, or included on HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List or any similar list enforced by any other relevant sanctions authority, (c) a person who is otherwise the target of United States economic sanction laws such that a United States Person cannot deal or otherwise engage in business transactions with such person, or (d) located, organized or resident in a Designated Jurisdiction.

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2.16 Patriot Act. The Borrower agrees (a) that no part of the proceeds of any Loan Obligation will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977; (b) that no person who owns a controlling interest in or otherwise controls the Borrower or any of its subsidiaries or affiliates is or shall be listed on the SDN List or other similar lists maintained by the OFAC, the Department of the Treasury or included in any Executive Order; (c) not to use or permit the use of proceeds of any Loan Obligations to violate any of the foreign asset control regulations of the OFAC or any enabling statute or Executive Order relating thereto; and (d) that it and each of its subsidiaries and affiliates is and will remain in compliance with (i) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended), and all other enabling legislation or executive order relating thereto; (ii) the Patriot Act; and (iii) all other laws relating to “know your customer” and anti-money laundering rules and regulations.

2.17 Anti-Corruption Laws. The Borrower and its subsidiaries and affiliates has conducted and will continue to conduct their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly use the proceeds of any Loan Obligation for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

2.18 Maintenance of Entity Existence, Assets and Business; Continuance of Present Business. The Borrower shall preserve and maintain its existence and all of its leases, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business, and conduct its business in an orderly and efficient manner in accordance with good business practices. The Borrower shall (a) carry on and conduct its business in substantially the same fields as such business is now and has heretofore been carried on, (b) keep or cause to be kept all of its assets and properties which are useful and necessary in its business in good repair, working order and condition, and (c) make or cause to be made all necessary repairs, renewals and replacements as may be reasonably required.

2.19 Further Assurances. The Borrower shall, and shall cause each of its subsidiaries to, execute and deliver such further agreements and instruments and take such further action as may be requested by the Bank to carry out the provisions and purposes of this Agreement and the other Financing Documents and to create, preserve, and perfect the liens of the Bank in the Collateral.

2.20 Other Covenants. The Borrower shall comply, or cause compliance, with each additional covenant set forth on Schedule 2.20 hereto.

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3. EVENTS OF DEFAULT

3.1 Each of the following shall be considered an Event of Default: (i) failure on the part of the Borrower to promptly perform in complete accordance with its covenants made in this Agreement, any Schedule, or in any other agreement with the Bank or any affiliate of the Bank, including, but not limited to, the payment of any Indebtedness or other liability, with interest, when due; (ii) default by the Borrower in the due observance or performance of the payment or other provisions or conditions of any debt or other obligation of the Borrower, whether secured or unsecured, to the Bank or any other person; (iii) the death of the Borrower if an individual or the dissolution or winding up of the Borrower if a business entity or organization; (iv) if any of the following actions or proceedings occur and, if involuntary, are not dismissed within sixty (60) days after commencement: insolvency of the Borrower under either federal or state law or applicable principles of equity, becoming the subject of a petition or complaint in bankruptcy or in any other proceeding under federal bankruptcy laws, making an assignment for benefit of creditors, or being named in or the Collateral being subjected to a suit for the appointment of a receiver, trustee or conservator (each, an “Insolvency Event”); (v) entry of judgment, issuance of any garnishment or attachment, or filing of any lien, claim or government attachment against the Borrower or the Collateral or which, in the Bank’s sole discretion, might impair or adversely affect the Borrower or any of the Collateral; (vi) the determination by the Bank that a misrepresentation of fact has been made by the Borrower in this Agreement or in any writing supplementary or ancillary hereto; (vii) a determination by the Bank that the Borrower has suffered a material adverse change in its financial condition, prospects, business or operations from the date of this Agreement; (viii) bankruptcy, insolvency, termination, death, dissolution or default of any guarantor for the Borrower under any guaranty of indebtedness owed to the Bank or an affiliate of the Bank or under any other agreement between guarantor and the Bank or an affiliate of the Bank; (ix) any actual or anticipated (in the Bank’s reasonable discretion) unauthorized revocation, nonrenewal or termination of a letter of credit, surety bond or other instrument issued for the benefit of the Bank as additional security for the obligations of the Borrower hereunder; (x) the persons listed on Schedule 3.1 hereto shall at any time and for any reason cease to be involved in the day-to-day executive management of Borrower, (xi) the transfer, assignment or hypothecation to any person of any record or beneficial ownership of Borrower or any guarantor which would result in a change of majority ownership or control of the Borrower or a guaranty when compared to such ownership as of the Closing Date, (xii) any unauthorized filing by the Borrower of a termination statement for any financing statement filed by the Bank, (xiii) the borrower shall cause or suffer the sale, transfer, hypothecation, mortgage, sublease, rental, transfer of possession, assignment or otherwise dispose of any of the Collateral; (xiv) the fails to occupy the premises where any Equipment is located, or the mortgagee or owner of such premises asserts the right to take possession thereof or exercise eviction or other remedies under the mortgage or lease of such premises; (xv) the Borrower or any of its revenues, or assets, shall become subject to an order of forfeiture, seizure, or divestiture (whether under RICO or otherwise) and the same shall not have been discharged within thirty (30) days from the date of entry thereof; or (xvi) any of the Financing Documents ceases to be in full force and effect, or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower or any guarantor, any of their subsidiaries, or any of their respective equity holders, or any guarantor shall deny that it has any further liability or obligation under any of the Financing Documents, or any security interest or lien created by the Financing Documents shall for any reason cease to be a valid, first priority perfected security interest and lien upon any of the Collateral purported to be covered thereby. Except as expressly provided for herein, the Borrower waives all right to receive notice of any default and opportunity to cure same. As used in this Paragraph, the term “Borrower” also includes any guarantor (whether now existing or hereafter arising) of all or any part of the Borrower’s obligations under this Agreement, the Schedules, or the Financing Documents and/or any issuer of a letter of credit (whether now existing or hereafter arising) relating to all or any part of the Borrower’s obligations under this Agreement, and the term “Agreement” includes all Financing Documents (whether now existing or hereafter arising) relating to all or any part of this Agreement or the Borrower’s obligations under this Agreement and the Financing Documents.

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4. REMEDIES

4.1 Upon the happening of any Event of Default: (i) all liabilities of the Borrower shall, at the option of the Bank, become immediately due and payable, provided, however, if an Insolvency Event occurs, such liabilities will become immediately and automatically due and payable without any action of the Bank and without notice to or demand on the Borrower; (ii) the Bank shall have and may exercise all of the rights and remedies granted to a secured party under the Uniform Commercial Code; (iii) the Bank shall have the right, immediately, and without notice or other action, to set-off against any of the Borrower’s liabilities to the Bank any money owed by the Bank in any capacity to the Borrower, whether or not due; (iv) the Bank may proceed with or without judicial process to take possession of all or any part of the Collateral; the Borrower agrees that upon receipt of notice of the Bank’s intention to take possession of all or any part of said Collateral, the Borrower shall do everything necessary to make same available to the Bank (including, without limitation, assembling the Collateral and making it available to the Bank at a place designated by the Bank which is reasonably convenient to the Borrower and the Bank); and so long as the Bank acts in a commercially reasonable manner, the Borrower agrees to assign, transfer and deliver at any time the whole or any portion of the Collateral or any rights or interest therein in accordance with the Uniform Commercial Code and without limiting the scope of the Bank’s rights thereunder; (v) the Bank may sell the Collateral at public or private sale or in any other commercially reasonable manner and, at the option of the Bank, in bulk or in parcels and with or without having the Collateral at the sale or other disposition, and the Borrower agrees that in case of sale or other disposition of the Collateral, or any portion thereof, the Bank shall apply all proceeds first to all costs and expenses of disposition, including attorneys’ fees, and then to the Borrower’s obligations to the Bank; and (vi) the Bank may elect to accept the Collateral or any part thereof in satisfaction of all sums due from the Borrower. All remedies provided in this Agreement and the other Financing Documents shall be cumulative. The Bank may exercise any one or more of such remedies in addition to any and all other remedies the Bank may have under any applicable law or in equity.

4.2 Disposition; Expenses. Any notification of a sale or other disposition of Collateral or of other action by the Bank required to be given by the Bank, will be sufficient and deemed reasonable if given personally, mailed, or delivered by facsimile transmission or overnight carrier not less than ten (10) days prior to the day on which such sale or other disposition will be made or action taken. Upon an Event of Default, any amounts due and to become due hereunder shall, without notice, bear interest, from the date such amounts are due until paid, at a rate (the “Default Rate”) which is the lesser of: (i) the maximum rate per annum which the Bank is permitted by law to charge, or (ii) eighteen percent (18%) per annum. Upon demand, the Borrower will immediately reimburse the Bank for all attorneys’ fees and all other costs, fees and out-of-pocket disbursements incurred by the Bank in connection with the preparation, execution, delivery, administration, defense and enforcement of this Agreement or any of the other Financing Documents, including, without limitation, attorneys’ fees and other costs and fees (a) incurred before or after commencement of litigation or at trial, on appeal or in any other proceeding, (b) incurred in any bankruptcy proceeding and (c) related to any waivers, consents, or amendments with respect thereto. The Borrower will also reimburse the Bank for all costs of collection, including all attorneys’ fees, before and after judgment, any collection agency fee, and the costs of preservation and/or liquidation of any Collateral.

5. MISCELLANEOUS

5.1 No Implied Waivers; Entire Agreement. This Agreement and any Schedule hereunder are non-cancelable and may not be prepaid, provided that the Bank may consider requests for its consent with respect to prepayment of this Agreement or any Schedule, without incurring an obligation to do so. The Borrower acknowledges that in the event such consent is granted, or in the event of acceleration or of any involuntary prepayment of any principal under this Agreement or any Schedule, the Borrower shall be required, upon acceleration or prepayment of all or part of the principal amount before its scheduled due date, to pay to the Bank a prepayment indemnity as determined by the Bank in its sole discretion. The waiver by the Bank of any default hereunder or of any provisions hereof shall not discharge any party hereto from liability hereunder and such waiver shall be limited to the particular Event of Default and shall not operate as a waiver of any other or subsequent default. No modification of this Agreement or waiver of any right of the Bank hereunder shall be valid unless in writing and signed, or an electronic record duly authenticated, by an authorized signatory of the Bank. No failure on the part of the Bank to exercise, or delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The provisions of this Agreement and the rights and remedies granted to the Bank herein shall be in addition to, and not in limitation of those of any other agreement with the Bank or any other evidence of any liability held by the Bank. This Agreement and any Schedule hereunder (a “Transaction”) embody the entire agreement between the parties and supersede all prior agreements and understandings relating to the same subject matter, except in any case where the Bank takes an assignment from a vendor of its security interest in the same Collateral, in which case the terms of the Transaction shall be incorporated into the assigned agreement and shall prevail over any inconsistent terms therein but shall not be construed to create a new contract. Except as expressly provided otherwise herein, the Bank may grant, withhold, or condition any consent of the Bank required hereunder in the Bank’s sole discretion. If any of the Financing Documents are delivered to the Bank by facsimile transmission or by Adobe Acrobat (or equivalent) attachment to an e-mail message, such documents (and signatures thereon) shall be treated as, and have the same force and effect as, originals. Both the Borrower and the Bank hereby agree that this Agreement and any other Financing Document may be authenticated by electronic means, and expressly consent to the use of the electronic version of this Agreement and such Financing Document to embody the entire agreement and the understanding between the Borrower and the Bank. The Borrower agrees not to raise as a defense to the enforcement of this Agreement or any other Financing Document that the Borrower executed or authenticated such Agreement or other Financing Document by electronic or digital means or used facsimile or other electronic means to transmit the Borrower’s signature on such Agreement or other Financing Document. Notwithstanding anything to the contrary herein, the Bank reserves the right to require the Borrower to sign any instrument manually and to deliver to the Bank an original of such Agreement or other Financing Document. By providing the Bank with a telephone number for a cellular phone or other wireless device, including a number that the Borrower later converts to a cellular number, the Borrower is expressly consenting to receiving communications—including but not limited to prerecorded or artificial voice message calls, text messages, and calls made by an automatic telephone dialing system—from the Bank and the Bank’s affiliates and agents at that number. This express consent applies to each such telephone number that the Borrower provides to the Bank now or in the future and permits such calls for non-marketing purposes. Calls and messages may incur access fees from the Borrower’s cellular provider.

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5.2 GOVERNING LAW; PLACE OF PERFORMANCE. THIS AGREEMENT AND ANY CONTROVERSY, DISPUTE, CLAIM OR CAUSE OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS, ANY BREACH THEREOF, THE TRANSACTIONS CONTEMPLATED THEREBY, THE RIGHTS AND DUTIES OF THE PARTIES HERETO, OR ANY OTHER DISPUTE BETWEEN OR AMONG THE BANK AND THE BORROWER (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS; PROVIDED THAT THE BANK SHALL RETAIN ALL RIGHTS UNDER FEDERAL LAW. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, AND IS PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS. THE PARTIES HEREBY AGREE THAT ANY LAWSUIT, ACTION, OR PROCEEDING THAT IS BROUGHT (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE FINANCING DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY, THE RIGHTS AND DUTY OF THE PARTIES HERETO, OR THE ACTS, CONDUCT, OR OMISSIONS OF THE BANK OR ANY OF ITS AGENTS, SUCCESSORS OR ASSIGNS OR OF THE BORROWER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE FINANCING DOCUMENTS SHALL BE BROUGHT IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN DALLAS COUNTY, TEXAS. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH LAWSUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND (C) FURTHER WAIVES ANY CLAIM THAT IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. THE BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED AT THE ADDRESS FOR NOTICES REFERENCED HEREIN.

5.3 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO A TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT SUCH RIGHT MAY BE WAIVED. THE BORROWER AND THE BANK, AFTER CONSULTING (OR HAVING THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY, AND EXPRESSLY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING IN ANY WAY TO ANY OF THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE CONDUCT, ACTS OR OMISSIONS OF THE BORROWER OR THE BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. THE BORROWER AND THE BANK EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS INCLUDED IN THIS PARAGRAPH.

5.4 Protection of the Collateral. At its option, the Bank may discharge taxes, liens or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral and may pay for the maintenance and preservation of the Collateral. The Borrower agrees to reimburse the Bank on demand for any payment made or any expense incurred by the Bank pursuant to the foregoing authorization. The Bank may make a profit from fees and other charges that the Borrower is required to pay hereunder. Any payments made by the Bank shall be immediately due and payable by the Borrower and shall bear interest at the Default Rate. Until default, the Borrower may retain possession of the Collateral and use it in any lawful manner not inconsistent with the provisions of this Agreement and any other agreement between the Borrower and the Bank and not inconsistent with any policy of insurance thereon.

TEXAS FINANCE CODE SECTION 307.52 COLLATERAL PROTECTION INSURANCE NOTICE (IF THE BORROWER IS A “DEBTOR” AS DEFINED IN SUCH SECTION): (A) THE BORROWER IS REQUIRED TO: (i) KEEP THE COLLATERAL INSURED AGAINST DAMAGE IN THE AMOUNT THE BANK AND THE FINANCING DOCUMENTS SPECIFY; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (iii) NAME THE BANK AS THE PERSON TO BE PAID UNDER THE POLICY OR POLICIES IN THE EVENT OF A LOSS; (B) THE BORROWER MUST, IF REQUIRED BY THE BANK OR THE FINANCING DOCUMENTS, DELIVER TO THE BANK A COPY OF EACH POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) IF THE BORROWER FAILS TO MEET ANY REQUIREMENT LISTED IS CLAUSES (A) OR (B) THE BANK MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF THE BORROWER AT THE BORROWER’S EXPENSE.

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5.5 Binding Agreement; Time of the Essence. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors, and assigns. Time is of the essence with respect to the performance of the Borrower’s obligations under this Agreement and any other agreement between the Borrower and the Bank.

5.6 Enforceability. Any term, clause or provision of this Agreement or of any evidence of indebtedness from the Borrower to the Bank which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining terms or clauses of such provision or the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term, clause or provision in any other jurisdiction.

5.7 Notices. All notices or demands permitted or required to be given under this Agreement shall be given to the parties in writing by overnight courier or United States mail (first class, express, certified or otherwise). Such notices to the Borrower shall be sent to the addresses set forth below the Borrower’s signature on this Agreement, and such notices to the Bank shall be sent to Texas Capital Bank, a Texas State Bank, 1001 East Lookout Drive, Suite 400, Richardson, Texas 75082. Attn: Equipment Finance & Leasing. Either party may hereafter substitute a different address by written notice given in the manner prescribed in this paragraph.

5.8 Additional Security. If there shall be any other collateral for any of the obligations, or for the obligations of any guarantor thereof, the Bank may proceed against and/or enforce any or all of the Collateral and such collateral in whatever order it may, in its sole discretion, deem appropriate. Any amount(s) received by the Bank from whatever source and applied by it to any of the obligations shall be applied in such order of application as the Bank shall from time to time, in its sole discretion, elect.

5.9 Maximum Interest. For purposes of this Agreement, “Maximum Rate” means, at all times, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by the Bank in accordance with applicable Texas law (or applicable United States federal law to the extent that such law permits the Bank to charge, contract for, receive or reserve a greater amount of interest than under Texas law). The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Financing Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate. It is expressly stipulated and agreed to be the intent of the Borrower and the Bank at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the indebtedness evidenced by any Schedule or any Financing Document, and the Related Indebtedness (or applicable United States federal law to the extent that it permits the Bank to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to any Schedule, any of the other Financing Documents or any other communication or writing by or between the Borrower and the Bank related to the transaction or transactions that are the subject matter of the Financing Documents, (b) contracted for, charged, taken, reserved or received by reason of the Bank’s exercise of the option to accelerate the maturity of any Schedule and/or any and all indebtedness paid or payable by the Borrower to the Bank pursuant to any Financing Document other than any Schedule (such other indebtedness being referred to in this Section as the “Related Indebtedness”), or (c) the Borrower shall have paid or the Bank shall have received by reason of any prepayment by the Borrower of any Schedule or Related Indebtedness, then it is the Borrower’s and the Bank’s express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by the Bank shall be credited on the principal balance of any Schedule and/or the Related Indebtedness (or, if any Schedule and the Related Indebtedness have been or would thereby be paid in full, refunded to the Borrower), and the provisions of any Schedule and the other Financing Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if any Schedule has been paid in full before the end of the stated term of any such Schedule, then Borrower and Bank agree that Bank shall, with reasonable promptness after Bank discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Borrower and/or credit such excess interest against such Schedule and/or any Related Indebtedness then owing by the Borrower to the Bank. The Borrower hereby agrees that as a condition precedent to any claim or counterclaim (in which event such proceeding shall be abated for such time period) seeking usury penalties against the Bank, the Borrower shall provide written notice to the Bank, advising the Bank in reasonable detail of the nature and amount of the violation, and the Bank shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to the Borrower or crediting such excess interest against the Schedule to which the alleged violation relates and/or the Related Indebtedness then owing by the Borrower to the Bank. All sums contracted for, charged, taken, reserved or received by the Bank for the use, forbearance or detention of any debt evidenced by any Schedule and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of such Schedule and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of any Schedule and/or the Related Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to such Schedule and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance UCC (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to any Schedule and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Financing Documents, it is not the intention of the Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

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5.10 Ceiling Election. To the extent that the Bank is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Rate payable on any such Schedule and/or any other portion of the Indebtedness, the Bank shall utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent federal law permits the Bank to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, the Bank shall rely on federal law instead of such Chapter 303 for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, the Bank may, at its option and from time to time, utilize any other method of establishing the Maximum Rate under such Chapter 303 or under other applicable law by giving notice, if required, to the Borrower as provided by applicable Law now or hereafter in effect.

5.11 Indemnification of Bank. BORROWER SHALL INDEMNIFY BANK AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (COLLECTIVELY, THE “INDEMNIFIED PARTIES” AND INDIVIDUALLY AN “INDEMNIFIED PARTY”) FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) ANY OF THE FINANCING DOCUMENTS INCLUDING THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE FINANCING DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE FINANCING DOCUMENTS, (C) ANY BREACH BY BORROWER OR ANY OF THE OTHER PERSON OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE FINANCING DOCUMENTS, (D) ANY ACTION TAKEN OR NOT TAKEN BY BANK THAT IS ALLOWED OR PERMITTED UNDER ANY OF THE FINANCING DOCUMENTS, INCLUDING THE PROTECTION OR ENFORCEMENT OF ANY LIEN, SECURITY INTEREST, OR OTHER RIGHT, REMEDY, OR RECOURSE CREATED OR AFFORDED BY THE FINANCING DOCUMENTSOR AT LAW OR IN EQUITY, (E) ANY DISPUTE AMONG OR BETWEEN ANY OF THE BORROWER AND ANY OTHER OR BETWEEN OR AMONG ANY PARTNERS, VENTURERS, EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, MANAGERS, TRUSTEES, OR OTHER RESPONSIBLE PARTIES OF BORROWER IF BORROWER IS A GENERAL PARTNERSHIP, LIMITED PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, ASSOCIATION, TRUST, OR OTHER BUSINESS ENTITY, (F) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY OTHER PERSON, OR (G) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING INCLUDING THOSE BROUGHT OR INITIATED BY BORROWER, (H)THE USE OR PROPOSED USE OF ANY LOAN OR LETTER OF CREDIT, (H) ANY SWAP OR HEDGE AGREEMENT, (I) ANY AND ALL TAXES, LEVIES, DEDUCTIONS, OR CHARGES IMPOSED ON BANK OR ANY OF BANK’S CORRESPONDENTS IN RESPECT OF ANY LETTER OF CREDIT. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER FINANCING DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT THE INDEMNIFIED PARTIES BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE STRICT LIABILITY, SOLE CONTRIBUTORY OR ORDINARY NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES.

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BANK MAY EMPLOY AN ATTORNEY OR ATTORNEYS OF ITS OWN CHOOSING TO PROTECT OR ENFORCE ITS RIGHTS, REMEDIES, AND RECOURSES, AND TO ADVISE AND DEFEND THE INDEMNIFIED PARTIES WITH RESPECT TO THOSE ACTIONS AND OTHER MATTERS. BORROWER SHALL REIMBURSE BANK FOR THE ATTORNEYS’ FEES AND EXPENSES (INCLUDING EXPENSES AND COSTS FOR EXPERTS AND/OR CONSULTANTS) OF THE INDEMNIFIED PARTIES IMMEDIATELY ON RECEIPT OF WRITTEN DEMAND FROM BANK, WHETHER ON A MONTHLY OR OTHER TIME INTERVAL, AND WHETHER OR NOT AN ACTION IS ACTUALLY COMMENCED OR CONCLUDED. ALL OTHER REIMBURSEMENT AND INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT SHALL BECOME DUE AND PAYABLE WHEN ACTUALLY INCURRED BY BANK OR ANY OF THE OTHER INDEMNIFIED PARTIES. ANY PAYMENTS NOT MADE WITHIN TEN (10) DAYS AFTER WRITTEN DEMAND FROM BANK SHALL BEAR INTEREST AT THE DEFAULT RATE FROM THE DATE OF THAT DEMAND UNTIL FULLY PAID. THE PROVISIONS OF THIS SECTION 5.11 SHALL SURVIVE REPAYMENT AND PERFORMANCE OF THE OBLIGATIONS, THE RELEASE OF ANY LIENS SECURING THE OBLIGATIONS, ANY FORECLOSURE (OR ACTION IN LIEU OF FORECLOSURE), THE TRANSFER BY BORROWER OF ANY OF ITS RIGHTS, TITLE, AND INTERESTS IN OR TO ANY COLLATERAL SECURING THE OBLIGATIONS, AND THE EXERCISE BY BANK OF ANY OR ALL REMEDIES SET FORTH IN ANY FINANCING DOCUMENT.

6. ASSIGNMENT

6.1 THE SECURED PARTY MAY SELL OR ASSIGN ANY AND ALL RIGHT, TITLE AND INTEREST IT HAS IN THE COLLATERAL AND/OR ARISING UNDER THIS AGREEMENT. THE DEBTOR SHALL, UPON THE DIRECTION OF THE SECURED PARTY: 1) EXECUTE ALL DOCUMENTS NECESSARY TO EFFECTUATE SUCH ASSIGNMENT AND, 2) PAY DIRECTLY AND PROMPTLY TO THE SECURED PARTY’S ASSIGNEE WITHOUT ABATEMENT, DEDUCTION OR SET-OFF, ALL AMOUNTS WHICH HAVE BECOME DUE UNDER THE ASSIGNED AGREEMENTS. THE SECURED PARTY’S ASSIGNEE SHALL HAVE ANY AND ALL RIGHTS, IMMUNITIES AND DISCRETION OF THE SECURED PARTY HEREUNDER AND SHALL BE ENTITLED TO EXERCISE ANY REMEDIES OF THE SECURED PARTY HEREUNDER. ALL REFERENCES HEREIN TO THE SECURED PARTY SHALL INCLUDE THE SECURED PARTY’S ASSIGNEE (EXCEPT THAT SAID ASSIGNEE SHALL NOT BE CHARGEABLE WITH ANY OBLIGATIONS OR LIABILITIES HEREUNDER OR IN RESPECT HEREOF THAT ARISE PRIOR TO THE DATE OF THE ASSIGNMENT AND ARE RETAINED BY THE ASSIGNOR THE SECURED PARTY). THE DEBTOR SHALL NOT ASSERT AGAINST THE SECURED PARTY’S ASSIGNEE ANY DEFENSE, COUNTERCLAIM OR SET-OFF WHICH THE DEBTOR MAY HAVE AGAINST THE SECURED PARTY.

6.2 THE DEBTOR SHALL NOT ASSIGN OR IN ANY WAY DISPOSE OF ALL OR ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT OR ENTER INTO ANY AGREEMENT REGARDING ALL OR ANY PART OF THE COLLATERAL WITHOUT THE PRIOR WRITTEN CONSENT OF THE SECURED PARTY. IN CONNECTION WITH THE GRANTING OF SUCH CONSENT AND THE PREPARATION OF NECESSARY DOCUMENTATION, A FEE SHALL BE ASSESSED EQUAL TO ONE PERCENT (1%) OF THE TOTAL REMAINING BALANCE THEN DUE HEREUNDER, AND IN ADDITION, THE DEBTOR SHALL PAY OR REIMBURSE THE SECURED PARTY UPON DEMAND FOR ALL COSTS AND EXPENSES, INCLUDING FEES AND EXPENSES OF THE SECURED PARTY’S LEGAL COUNSEL, INCURRED IN CONNECTION WITH THE PREPARATION, RECORDING AND/OR FILING OF SUCH DOCUMENTATION AS MAY BE NECESSARY TO EFFECT ANY SUCH ASSIGNMENT, DISPOSITION OR LEASE REFERRED TO BELOW. In the event that the Bank has consented to any lease of the Collateral, the Borrower hereby assigns and grants to the Bank a security interest in any and all rights under any lease(s), to secure all obligations to the Bank, and the Borrower shall deliver to the Bank the original of such lease(s).

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7. POWER OF ATTORNEY

7.1 The Borrower hereby appoints the Bank as its attorney-in-fact, coupled with an interest, to sign the Borrower’s name and to make non-material amendments (including completing and conforming the description of the Collateral) on any document in connection with this Agreement, including any document necessary for processing vehicle certificate(s) of title, and to obtain, adjust and settle any insurance required by this Agreement and to endorse any drafts in connection with such insurance. In addition, the Borrower hereby appoints the Bank and the Bank’s designee as Borrower’s attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time to take any action and to execute any instrument which the Bank may deem necessary or appropriate to accomplish the purposes of the Financing Documents, including without limitation: (a) to obtain and adjust insurance required by the Bank hereunder; (b) on or after an Event of Default, to demand, collect, sue for, recover, compound, receive and give acquaintance and receipts for moneys due and to become due under or in respect of the Collateral; (c) to file any claims or take any action or institute any proceedings which the Bank may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of the Bank with respect to the Collateral; (d) to sign the Borrower’s name on any invoice, bill of lading, warehouse receipt, or other negotiable or non-negotiable document constituting Collateral, on drafts against customers, on assignments of accounts, on notices of assignment, financing statements, and other public records, and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (e) to complete in the Borrower’s or the Bank’s name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; (f) on and after the occurrence of an Event of Default, to endorse the Borrower’s name on any checks, Schedules, acceptances, money orders, or other forms of payment or security that come into the Bank’s possession; (g) to send requests for verification of any of Borrower’s accounts comprising or related to the Collateral to customers or account debtors; (h) on and after the occurrence of an Event of Default, with respect to any account of Borrower comprising or related to the Collateral, to (A) exercise and enforce all of Borrower’s rights with respect to such account, including, but not limited to demand payment on account thereof, enforce payment thereof by legal proceedings or otherwise, (B) sell or assign any account comprising or related to the Collateral upon such terms, for such amount and at such time or times as the Bank deems advisable; (C) settle, adjust, compromise, extend, renew, discharge or release an account, (D) take control in any manner of any item of payment or proceeds thereof; and (E) prepare, file and sign the Borrower’s name on any proof of claim in bankruptcy or other similar document against an account debtor; (i) to the extent that Borrower’s authorization otherwise provided herein is not sufficient, to file such financing statements with respect to this Agreement, with or without the Borrower’s signature, or to file a photocopy of this Agreement in substitution for a financing statement, as the Bank may deem appropriate and to execute in the Borrower’s name such financing statements and amendments thereto and continuation statements which may require the Borrower’s signature; (j) to act on the Borrower’s behalf as permitted by any of the Financing Documents; and (k) to do all acts and things which are necessary, in the Bank’s sole discretion, (A) to fulfill the Borrower’s obligations or exercise the Bank’s rights under this Agreement or any of the other Financing Documents, or (B) to carry out the terms and conditions of this Agreement or any of the other Financing Documents. The rights granted by this Paragraph to the Bank as power of attorney shall be in addition to and not in place of any other rights granted to the Bank herein or in any of the other Financing Documents. This power, being coupled with an interest, is irrevocable until all Indebtedness and Obligations are indefeasibly paid and performed in full.

8. NOTICE

8.1 USA PATRIOT ACT NOTICE. IMPORTANT INFORMATION ABOUT PROCEDURES: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each customer who opens an account. When the Borrower enters a new transaction with the Bank, the Bank will ask for the Borrower’s name, address and other information that will allow the Bank to identify the Borrower. The Bank may also ask to see other documents that substantiate the Borrower’s identity. The Bank hereby notifies the Borrower that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107 56, signed into law October 26, 2001) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each obligated party, which information includes the name and address of Borrower and each other obligated party and other information that will allow the Bank to identify Borrower and each other obligated party in accordance with the Patriot Act. In addition, Borrower agrees to (a) ensure that no person who owns a controlling interest in or otherwise controls Borrower or any subsidiary of Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the OFAC, the Department of the Treasury or included in any Executive Order, (b) not to use or permit the use of proceeds of the Obligations to violate any of the foreign asset control regulations of the OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, or cause its subsidiaries to comply, with the applicable laws.

8.2 Privacy Waiver. BANK MAY RECEIVE FROM AND DISCLOSE TO ANY PERSON (INCLUDING, WITHOUT LIMITATION, ANY AFFILIATE OF BANK OR CREDIT REPORTING AGENCY), FOR ANY PURPOSE, INFORMATION ABOUT EACH OBLIGATED PARTY’S ACCOUNTS, CREDIT APPLICATION AND CREDIT EXPERIENCE WITH BANK OR SUCH PERSON. EACH OBLIGATED PARTY AUTHORIZES SUCH DISCLOSURE AND AUTHORIZES SUCH PERSON TO DISCLOSE TO BANK ANY INFORMATION RELATED TO AN OBLIGATED PARTY’S ACCOUNT, CREDIT APPLICATION, AND CREDIT EXPERIENCE. THIS SHALL BE A CONTINUING AUTHORIZATION FOR ALL PRESENT AND FUTURE DISCLOSURES OF EACH OBLIGATED PARTY’S ACCOUNT INFORMATION, CREDIT APPLICATION AND CREDIT EXPERIENCE MADE BY BANK OR ANY PERSON REQUESTED TO RELEASE SUCH INFORMATION TO BANK.

8.3 NOTICE OF FINAL AGREEMENT. THIS AGREEMENT, EACH SCHEDULE AND THE OTHER FINANCING DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have caused this Master Equipment Finance Loan and Security Agreement to be duly executed or authenticated the 14th day of July, 2026.

BANK:	BORROWER:

TEXAS CAPITAL BANK, A TEXAS STATE BANK	OPTEX SYSTEMS HOLDINGS, INC., a Delaware Corporation

By:	/s/ Eric Flores	By:	/s/ Chad George
	Eric Flores, Vice President		Chad George, Chief Executive Officer

By:	/s/ Karen Hawkins
Karen L. Hawkins, Chief Financial Officer

OPTEX SYSTEMS, INC., a Delaware Corporation

By:	/s/ Chad George
Chad George, Chief Executive Officer

By:	/s/ Karen Hawkins
Karen L. Hawkins, Chief Financial Officer

Borrower’s Notice Address:
1420 Presidential Dr.
Richardson, Texas 75081

ADDRESS FOR ALL

CORRESPONDENCE TO

THE BANK:

Texas Capital Bank, a Texas State Bank

1001 East Lookout Drive, Suite 400

Richardson, Texas 75082

TEXAS CAPITAL BANK, A TEXAS STATE BANK, (“BANK”)

MASTER EQUIPMENT FINANCE LOAN AND SECURITY AGREEMENT

DATED JULY 14, 2026 (“LOAN”)

OPTEX SYSTEMS HOLDINGS, INC. AND OPTEX SYSTEMS, INC. (COLLECTIVELY THE “BORROWER”).

SCHEDULE 2.20

The Borrower shall comply, or cause compliance with, each additional covenant set forth below:

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Bank that, so long as the Agreement remains in effect, Borrower will:

Notices of Claims and litigation. Promptly inform bank in writing of (1) all material adverse changes in Borrower’s financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting borrower or any guarantor which could materially affect the financial condition of borrower or the financial condition of any Guarantor.

Financial Records. Maintain its books and records in accordance with GAAP, or and OCBOA acceptable to bank, applied on a consistent basis, and permit Bank to examine and audit Borrower’s books and records at all reasonable times.

Financial Statements. Furnish bank with the following:

Additional Requirements.

Annual Statements. As soon as available, but in no event later than one hundred twenty (120) days after the end of each fiscal year, OPTEX SYSTEMS HOLDINGS, INC. balance sheet and income statement for the year ended, audited by a certified public accountant satisfactory to Bank.

Tax Returns. As soon as available, but in no event later than thirty (30) days after the applicable filing date for the tax reporting period ended, OPTEX SYSTEMS HOLDINGS, INC. federal and other governmental tax, prepared by OPTEX SYSTEMS HOLDINGS, INC.

Interim Statements. As soon as available, but in no event later than forty five(45) days after the fiscal quarter end, OPTEX SYSTEMS HOLDINGS, INC. consolidated balance sheet and income statement, together with a statement of contingent liabilities, for the period ended, prepared by OPTEX SYSTEMS HOLDINGS, INC.

Accounts Receivable and Aging Report. Deliver to bank and aging and listing of all accounts receivable in accordance with the generally accepted accounting principles itemizing total amounts payable to OPTEX SYSTEMS HOLDINGS, INC. This report is to be delivered quarterly within forty five (45) days of prior period end.

INVENTORY LISTING. Concurrently with the execution and delivery of this agreement, OPTEX SYSTEMS HOLDINGS, INC. shall execute and deliver to bank inventory Listing and Eligible Inventory Listings, in form and substance satisfactory to the bank, supplemental listings shall delivered according to the following schedule: Quarterly withing forty-five (45) days of prior period end.

Backlog Reports. OPTEX SYSTEMS HOLDINGS, INC. to provide bank within forty-five (45) days after the end of each quarter with backlog reports.

Schedule 2.20 – Additional Covenants

All financial reports required to be provided under this agreement shall be prepared in accordance with GAAP, or an OCBOA acceptable to bank, applied on a consistent basis, and certified by Borrower as being true and correct.

Additional information. Furnish such additional information and statements, as bank may request from time to time.

Additional Requirements.

Maintain Basic Business. Maintain the current business activities in which Borrower is presently engaged.

Actual Or Contingent Liabilities. Inform Bank of actual or contingent liabilities. Cross-default with all other indebtedness.

Depository Relationship. Establish and maintain its primary operating account(s) with Texas Capital Bank within 60 days of closing.

Fixed Charge Ratio. Borrower further covenants and agrees with Bank that, while this Agreement is in effect, OPTEX SYSTEMS HOLDINGS, INC & OPTEX SYSTEMS, INC will comply at all times with the following ratio: Maintain as of each Test Period, a Fixed Charge Coverage Ratio greater than or equal to 1.25 to 1.00, to be tested quarterly. “Fixed Charge Coverage Ratio” means (a) the difference of (i) earnings before interest, taxes, depreciation and amortization, minus (ii) income Taxes actually paid in cash, minus (iii) Permitted Tax Distributions, minus (iv) the sum of all Restricted Payments, and non-financed Capital Expenditures, in each case, for the most recently completed Test Period to (b) Debt Service for the most recently completed Test Period. “Debt Service” means, for any Person for any period, the sum of (a) all regularly scheduled principal payments and (b) all Cash Interest Expense that are paid or payable during such period in respect of all Debt of such Person (other than scheduled payments of principal on Debt which pay such Debt in full, but only to the extent such final payment is greater than the scheduled principal payment immediately preceding such final payment).

Total Leverage Ratio. Borrower further covenants and agrees with bank that, while this agreement is in effect, borrower will always comply with the following ratio borrower shall not permit for any test period, to exceed 3.00 to 1.00. Total leverage ratio means, as of any date of determination, the ratio as of (a) Total debts, for the most recently completed test period to (b) earnings before interest, tax, depreciation and amortization for the most recently completed test period.

Test Period. At any time, the four (4) consecutive fiscal quarter of borrower than last ended (in each case taken as one (1) accounting period) for which financial statements have been or are required to be delivered pursuant to this agreement.

Subordinated Debt. Notwithstanding anything to the contrary contained in the agreement, bank agrees that while this agreement is in effect, borrower will be allowed to make and creditor will be allowed to accept: (A) any payment upon any subordinated indebtedness, (B) any advance, transfer, or assignment of assts to creditor in any form whatsoever that could reduce at any time or in any way the amount pf subordinated indebtedness ,and (C) any transfer of any assets as security for the subordinated indebtedness ,but only with bank prior written consent.

Loan Proceeds. Use all Loan proceeds solely for Borrower’s business operations, unless specifically consented to the contrary by Bank in writing.

Schedule 2.20 – Additional Covenants

NEGATIVE COVENANTS. Borrower covenants and agrees with bank that while this agreement is in effect, borrower shall not, without the prior written consent of bank.

Indebtedness and Liens. (1) Except for trade debt incurred in the normal course of business and Indebtedness to bank contemplated by this agreement, create incur or assume additional Indebtedness for borrowed money, including capital lease, in excess of the aggregate amount of $500,000.00, (2) seller, transfer, mortgage, assign, pledge, lease grant a security interest in, or encumber any of borrower’s assets (except as allowed as permitted liens), or (3) sell with resource any of borrower’s account receivable, except to bank.

Additional Financial Restrictions.

Transfer Of Assets. Transfer, sell or otherwise dispose of any of Borrower’s assets to another entity.

Transfer Of Ownership. Permit the sale, pledge or other transfer of any ownership interest in Borrower.

Change In Management. Permit a change in the senior executive or management personnel of Borrower.

Liens. Incur or assume any liens other than permitted purchase money indebtedness.

Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate .of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms no less favorable than would be obtained in a comparable arm’s length transaction with a person or entity not an Affiliate of Borrower. As used herein, the term “Affiliate” means any individual or entity directly or indirectly controlling, controlled by or under common control with, another entity or individual.

Continuity of Operations. (1) Engage in any business activities substantially different than those in which Borrower is presently engaged, (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, or (3) purchase or retire any of Borrower’s outstanding shares or alter or amend Borrower’s capital structure.

Actual Or Contingent Liabilities. Inform Bank of actual or contingent liabilities. Cross-default with all other indebtedness.

Loans, Acquisitions and Guaranties. (1) Loan, invest in or advance money or assets to any other person, enterprise or entity, (2) purchase, create or acquire any interest in any other enterprise or entity, or (3) incur any obligation as surety or guarantor other than in the ordinary course of business.

Agreements. Enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower’s obligations under this Agreement or in connection herewith.

Schedule 2.20 – Additional Covenants